UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): February 23rd,2004

BANYAN CORPORATION
(Exact name of registrant as specified in its chapter)

OREGON	000-26065	84-1346327
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 500, 1925 Century Park East, Los Angeles, California 90067
(address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (800) 808-0899

ITEM 1.     Changes in Control of Registrant

Not Applicable

ITEM 2.     Acquisition or Disposition of Assets

Not Applicable

ITEM 3.     Bankruptcy or Receivership

Not Applicable

ITEM 4.     Changes in Registrant=s Certifying Accountant

Not Applicable

ITEM 5.     Other Events and Regulation FD Disclosure

On February 23rd, 2004 the Registrant publicly disseminated a press release announcing that has retained Equitilink LLC of La Jolla, California, as its investor relations firm, effective immediately.

Equitilink assists public companies in improving their shareholder relations through professional, cost-effective public/investor relation’s strategies and specializes in working with small-cap and micro-cap companies. Equitilink helps its clients achieve fair market value by expanding public awareness and enhancing corporate image.

The Registrant has reviewed numerous investor relations firms over the past months and is impressed with Equitilink’s broad and proactive relationship with investors who invest in micro cap and small cap securities, and with the extensive and diverse experience of its management team.

Equitilink believes Chiropractic USA is a sound business with an excellent business plan. They are confident that Banyan has the management team coupled with an exciting business to take this company to the next level and look forward to advising and assisting Banyan with its financial communications and shareholder relations.

The information contained in the Press Release is incorporated herein by reference and filed as exhibit 99.1 hereto.

ITEM 6.     Resignations of Registrant's Directors

Not applicable.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of business acquired Not Applicable

(b)	Pro forma financial information Not Applicable

(c)	Exhibits The following Exhibits are filed as a part of this disclosure statement:

	99.1	The Registrant’s Press Release dated February 23rd, 2004.

ITEM 8.     CHANGES IN FISCAL YEAR.

Not Applicable

ITEM 9.     REGULATION FD DISCLOSURE.

Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANYAN CORPORATION
(Registrant)

Date: February 23rd, 2004	By:	/s/ Michael J. Gelmon

Michael J. Gelmon
Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit		Sequential
Number	Description	Page Number

99.1	The Registrant’s Press Release dated February 23rd, 2004.